THE INTERPUBLIC GROUP OF COMPANIES, INC.
                      1271 AVENUE OF THE AMERICAS
                        NEW YORK, NEW YORK 10020








                                        May 2, 1995






Dear Stockholder:

          We have previously sent you proxy material relating to the Annual Meeting of Stockholders to be held on Tuesday, May 16, 1995.

          According to our records, your proxy for this meeting has not yet been received. Regardless of the number of shares you own, it is important that they be represented.

          Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

                                        Sincerely,




                                        CHRISTOPHER RUDGE
                                        CHRISTOPHER RUDGE
                                        Secretary



          IF YOU HAVE ALREADY MAILED YOUR PROXY, PLEASE
          ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
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